EXHIBIT 22 - SUBSIDIARIES OF THE REGISTRANT


					                                        Percentage
                                    					    of Voting            Jurisdiction
					                                        Securities         of Incorporation
                  Company                      Owned            or Organization
                  -------                    ----------         ----------------
     Rogers L-K Corp.                           100%             Delaware

     Rogers Japan Inc.                          100%             Delaware

     R/MAT, Inc.                                100%             Connecticut

     TL Properties, Inc.                        100%             Arizona

     Rogers Foreign Sales Corporation           100%             Virgin Islands

     Rogers-Mektron N.V.                        100%             Belgium

     Rogers-Mektron GmbH                        100%             Germany

     Rogers-Mektron LTD.                        100%             England

     Rogers-Mektron S.A.                        100%             France

     Rogers Mexicana, S. A. de C. V.            100%             Mexico

   * Rogers Inoac Corporation                    50%             Japan

   * Durel Corporation                           50%             Delaware



* These entities are unconsolidated joint ventures and accordingly are not consolidated in the consolidated financial statements of Rogers Corporation.